UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13879

Delaware	98-0181725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8310 South Valley Highway, Suite 350

Englewood, Colorado, 80112

(Address of principal executive offices, including zip code)

(303)792-5554

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	IOSP	NASDAQ

Item 5.07.	Submission of Matters to a Vote of Security Holders

Innospec Inc. (the “Corporation” or “Innospec”) held its 2019 Annual Meeting on May 8, 2019. The matters voted upon and the results of such voting are set forth below. Each proposal is described in more detail in the Corporation’s 2019 Proxy Statement, dated March 22, 2019, filed and provided to stockholders in connection with the meeting.

Proposal 1 – Re-election of three Class III directors

Director	Votes For	Votes Withheld	Broker Non-Votes
David F. Landless	21,743,727	561,580	1,412,275

Lawrence J. Padfield	18,985,091	3,320,216	1,412,275

Patrick S. Williams	21,781,201	524,106	1,412,275

Proposal 2 – Advisory approval of the Corporation’s executive compensation

For:	19,573,057
Withheld:	2,682,898
Abstain:	49,352
Broker Non-Votes:	1,412,275

Proposal 3—Ratification of the appointment of the Corporation’s independent registered public accounting firm for 2019

As disclosed in the Corporation’s Form 8-K and Proxy Statement Supplement, each dated April 11, 2019, KPMG LLP notified the Corporation of its intention to resign as the Corporation’s independent registered public accounting firm in advance of the audit for the year ending December 31, 2019. Because this proposal was rendered moot, the Corporation withdrew it from the Annual Meeting agenda. Therefore, the ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm the year ending December 31, 2019 was not voted upon at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

Date: May 13, 2019	By:	/s/ David B. Jones
David B. Jones
Vice President, General Counsel and Chief Compliance Officer